Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 20, 2015 relating to the Strayer Education, Inc. consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in the Strayer Education, Inc. Annual Report on Form 10-K for the year ended December 31, 2014.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
McLean, Virginia
May 5, 2015